Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements No. 333-252927 on Form N-2 of our report dated December 28, 2021, with respect to the financial statements and financial highlights of Nuveen AMT-Free Quality Municipal Income Fund.

/s/ KPMG LLP

Chicago, Illinois

January 4, 2022